As filed with the Securities and Exchange Commission on August 6, 2015
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
INTERCONTINENTAL EXCHANGE, INC. *And the additional registrant listed below (Exact name of registrant as specified in its charter)
Delaware (State or Other Jurisdiction of Incorporation or Organization)	46-2286804 (I.R.S. Employer Identification Number)
5660 New Northside Drive, Atlanta, Georgia 30328 (770) 857-4700 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Johnathan H. Short, Esq.
Andrew J. Surdykowski, Esq.
Intercontinental Exchange, Inc.
5660 New Northside Drive,
Atlanta, Georgia 30328
(770) 857-4700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Catherine M. Clarkin, Esq.
Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
(212) 558-4000
*The company listed in the table of additional registrants is also included as a registrant in this Form S-3 Registration Statement

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒   Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company) Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/Proposed maximum offering price per unit/Proposed maximum offering price/Amount of registration fee
Common Stock, par value $0.01 of Intercontinental Exchange, Inc.	(1) (2)
Preferred Stock, par value $0.01 of Intercontinental Exchange, Inc.	(1) (2)
Depositary Shares of Intercontinental Exchange, Inc. (3)	(1)
Debt Securities of Intercontinental Exchange, Inc.	(1)
Warrants of Intercontinental Exchange, Inc. (4)	(1)
Purchase Contracts of Intercontinental Exchange, Inc.	(1) (2)
Units of Intercontinental Exchange, Inc.	(1) (2)
Guaranty of NYSE Holdings LLC of debt securities of Intercontinental Exchange, Inc. (5)	(1)

(1)
This registration statement covers an indeterminate aggregate number and amount of the securities of each class as may from time to time be offered and sold at indeterminate prices by Intercontinental Exchange, Inc. The proposed maximum aggregate offering price per security will be determined from time to time by Intercontinental Exchange, Inc.in connection with offers and sales of securities registered under this registration statement. The debt securities, preferred stock and warrants of Intercontinental Exchange, Inc. may be convertible into or exercisable or exchangeable for the common stock or other securities of Intercontinental Exchange, Inc. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of securities registered hereunder or that are represented by depositary shares. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), Intercontinental Exchange, Inc. is deferring payment of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis.

(2)
Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional shares that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3)
Each depositary share will be evidenced by depositary receipts issued pursuant to a deposit agreement. In the event Intercontinental Exchange, Inc. elects to offer to the public whole or fractional interests in shares of preferred stock registered hereunder, depositary shares will be distributed to those persons purchasing such interests and such shares of preferred stock will be issued to the depositary under the deposit agreement.

(4)	Warrants represent rights to purchase debt securities, common stock, or preferred stock registered hereunder.

(5)
Pursuant to Rule 457(n) under the Securities Act, no additional fee is payable with respect to the guarantees. The guarantees are not traded separately. The debt securities may be guaranteed by the additional registrant named on the following page.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrant as Specified in Charter	State	I.R.S. Employer Identification No.	State or Other Jurisdiction of Incorporation or Organization
NYSE Holdings LLC	Georgia	46-2794035	Delaware
Address, including Zip Code, and Telephone Number, including Area Code, of each additional registrant’s Principal Executive Offices: 5660 New Northside Drive, Atlanta, Georgia 30328 (770) 857-4700.

PROSPECTUS
INTERCONTINENTAL EXCHANGE, INC.

Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Purchase Contracts
Units
Guarantees

Intercontinental Exchange, Inc. (“ICE”) may, from time to time, in one or more series, offer to sell the securities identified above. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in the applicable prospectus supplement to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities unless accompanied by the applicable prospectus supplement describing the method and terms of the applicable offering.
The obligations of ICE under any debt securities issued by the company may be fully and unconditionally guaranteed by NYSE Holdings LLC (“NYSE Holdings”), a wholly owned subsidiary of ICE.
Our common stock is listed on the New York Stock Exchange under the symbol “ICE.”
We may offer and sell the securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods.
You should carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference, before you make your investment decision.

Investing in the securities involves certain risks. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference, before you make your investment decision. See “Risk Factors” beginning on page 25 in ICE’s Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated herein by reference, as well as any additional risk factors included in, or incorporated by reference into, the applicable prospectus supplement for a description of the factors you should consider before deciding to invest in any of our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
________________________________________
Prospectus dated August 6, 2015

You should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with information other than the information contained in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference herein as described under “Where You Can Find More Information”, or any free writing prospectus that we prepare and distribute. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus, the accompanying prospectus supplement and any such free writing prospectus may be used only for the purposes for which they have been published. You should not assume that the information contained in or incorporated by reference into this prospectus is accurate as of any date other than the date on the cover page of this prospectus. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

-i-

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that the registrants have filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, ICE may offer the securities described in this prospectus in one or more offerings and the additional registrant may offer a related guarantee. Each time ICE sells securities or the additional registrant sells a related guarantee, it will provide a prospectus supplement along with this prospectus that will contain specific information about the terms of the offering. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. If information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under “Where You Can Find More Information”.
Unless the context otherwise requires, in this prospectus, “we”, “our” or “us” refer to ICE.
WHERE YOU CAN FIND MORE INFORMATION
ICE is required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov or on our Internet site at http://www.intercontinentalexchange.com. Except for the documents referred to under this caption “Where You Can Find More Information” in this prospectus or any accompanying prospectus supplement which are specifically incorporated by reference into this prospectus or any accompanying prospectus supplement, information contained on ICE’s website or that can be accessed through its website is not incorporated into and does not constitute a part of this prospectus or any accompanying prospectus supplement. ICE has included its website address only as an inactive textual reference and does not intend it to be an active link to its website.
The registrants have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.
The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC on or after the date of this prospectus and prior to the termination of the applicable offering of securities by means of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.
We incorporate by reference into this prospectus the following documents or information filed by us with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

1)	Annual Report of Intercontinental Exchange, Inc. on Form 10-K for the fiscal year ended December 31, 2014, filed on February 5, 2015 (File No. 001-32671);

2)	Quarterly Report of Intercontinental Exchange, Inc. on Form 10-Q for the quarter ended March 31, 2015, filed on May 5, 2015 (File No. 001-32671);

3)	Quarterly Report of Intercontinental Exchange, Inc. on Form 10-Q for the quarter ended June 30, 2015, filed on August 5, 2015 (File No. 001-32671);

4)
Definitive Proxy Statement of Intercontinental Exchange, Inc. on Schedule 14A for the Annual Meeting of Stockholders on May 15, 2015, filed on March 30, 2015 (solely to the extent incorporated by reference into Part III of Intercontinental Exchange Inc.’s 2014 Annual Report on Form 10-K) (File No. 001-32671);

5)	Current Reports of Intercontinental Exchange, Inc. on Form 8-K filed on January 6, 2015; May 19, 2015 and May 27, 2015; and

6)
All documents filed by ICE under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of the applicable offering.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from Investor Relations, 5660 New Northside Drive, Atlanta, GA 30328, telephone (770) 857-4700.
FORWARD-LOOKING STATEMENTS
We have included or incorporated by reference in this prospectus statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results may differ, possibly materially, from the anticipated results indicated in or implied by these forward-looking statements. See “Risk Factors” below for information regarding important risk factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements.
INTERCONTINENTAL EXCHANGE
Together with our consolidated subsidiaries, we are a leading global operator of regulated exchanges, clearing houses and listing venues, and a provider of data services for financial and commodity markets. We operate regulated marketplaces for trading and clearing a broad array of derivatives and securities contracts across major asset classes, including energy and agricultural commodities, interest rates, equities, equity derivatives, credit derivatives, bonds and currencies.
Our exchanges include futures exchanges in the United States, United Kingdom, continental Europe, Canada and Singapore and cash equities exchanges and equity options exchanges in the United States. We operate over-the-counter, or OTC, markets for physical energy and credit default swaps, or CDS. We also own seven central counterparty clearing houses serving the global derivatives markets. Through our trading, clearing, listings and post-trade platforms, we bring together buyers and sellers by offering liquid markets, benchmark products, access to capital markets, data, and a range of services to support market participants’ trading, risk management and capital raising activities.
We were previously known as IntercontinentalExchange Group, Inc. and changed our name to Intercontinental Exchange, Inc., a Delaware corporation, on June 2, 2014. We were organized on March 6, 2013 as a direct, wholly-owned subsidiary of Intercontinental Exchange Holdings, Inc. (formerly known as IntercontinentalExchange, Inc.) for the purpose of effecting Intercontinental Exchange Holdings, Inc.’s acquisition of NYSE Holdings LLC (formerly known as NYSE Euronext Holdings LLC) (“NYSE Holdings”), which occurred on November 13, 2013 in a stock and cash transaction valued at $11.1 billion. Upon completion of the acquisition, Intercontinental Exchange Holdings, Inc. and NYSE Holdings each became our wholly-owned subsidiaries. NYSE

Holdings is a guarantor of certain of our existing senior indebtedness. NYSE Holdings LLC was organized on May 22, 2006 as a Delaware limited liability company. The predecessor entity to Intercontinental Exchange Holdings, Inc. was established in May 2000. Our principal executive offices are located at 5660 New Northside Drive, Atlanta, Georgia 30328, and our telephone number is 770-857-4700.
RISK FACTORS
Investing in securities issued by ICE and NYSE Holdings involves risks. Before you invest in any of our securities, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Item 1A under the caption “Risk Factors” and elsewhere in the Annual Report of Intercontinental Exchange, Inc. on Form 10-K for the fiscal year ended December 31, 2014, which is incorporated in this prospectus by reference. See “Where You Can Find More Information” above for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.
RATIO OF EARNINGS TO FIXED CHARGES
The following table sets forth information regarding our consolidated ratio of earnings to fixed charges for the periods shown. For purposes of determining the below ratios, earnings consist of pre-tax income before adjustment for fixed charges, and adjusted for non-controlling interests in consolidated subsidiaries that have not incurred fixed charges. Fixed charges consist of interest expense on outstanding debt, interest expense on line of credit, amortization of debt issuance costs and effective interest expense on the Russell license.

	Six Months Ended June 30,		Year Ended December 31,
	2015	2014	2014	2013	2012	2011	2010
Ratio of Earnings to Fixed Charges	18.8	13.9	15.0	9.7	21.0	22.4	20.4

USE OF PROCEEDS
We intend to use the net proceeds from the sales of the securities in the manner set forth in the applicable prospectus supplement, which may include general corporate purposes.
DESCRIPTION OF SECURITIES
We may use this prospectus to offer securities from time to time in one or more offerings. The applicable prospectus supplement will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.
We may offer and sell the securities to or through one or more underwriters, dealers or agents, or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.
This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.
Common Stock

We may sell shares of our common stock, $0.01 par value per share. In a prospectus supplement, we will describe the terms of our common stock, the aggregate number of shares offered and the offering price or prices of the shares.
Preferred Stock; Depositary Shares
Under our amended and restated certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series. To establish a series of preferred stock, our board must set the terms thereof. We may sell shares of our preferred stock, $0.01 par value per share, in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the liquidation preference of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.
Debt Securities—Senior Debt Securities and Subordinated Debt Securities
We may sell debt securities, including senior debt securities and subordinated debt securities, which may be senior or subordinated in priority of payment and which may be fully and unconditionally guaranteed by NYSE Holdings. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the level of seniority or subordination (as applicable), the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange, whether such debt securities shall be guaranteed by NYSE Holdings and any other specific terms of any debt securities that we may issue from time to time.
As required by U.S. federal law for all bonds and notes of companies that are publicly offered, our debt securities will be governed by a document called an indenture. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture, in each case, with the specific terms and conditions set forth in a supplemental indenture or company order. Unless otherwise specified in the applicable prospectus supplement, our senior debt securities will be issued in one or more series under an indenture, to be entered into between ICE, and Wells Fargo Bank, National Association, as trustee, and to which NYSE Holdings may become a party as guarantor. Wells Fargo Bank, National Association will also be appointed to act as the paying agent, conversion agent, registrar and custodian with regard to the senior debt securities. The form of indenture relating to our senior debt securities is filed as an exhibit to the registration statement of which this prospectus is a part. Unless otherwise specified in the applicable prospectus supplement, our subordinated debt securities will be issued in one or more series under an indenture, to be entered into between ICE and Wells Fargo Bank, National Association, as trustee, or a different trustee named in such indenture, and to which NYSE Holdings may become a party as guarantor. The form of indenture relating to our subordinated debt securities is filed as an exhibit to the registration statement of which this prospectus is a part.
Unless otherwise stated in the applicable prospectus supplement, the aggregate principal amount of debt securities that may be issued under the applicable indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time. The prospectus supplement relating to any series of debt securities will describe the specific terms of such debt securities. Unless otherwise stated in the applicable prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless otherwise stated in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
ICE expects the debt securities to be issued in fully registered form without coupons. Subject to the limitations provided in the applicable indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Unless otherwise stated in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
The debt securities and the indentures under which the debt securities will be issued will be governed by and construed in accordance with the law of the State of New York.
Warrants
We may sell warrants to purchase our debt securities, shares of preferred stock or shares of our common stock. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.
Purchase Contracts
We may issue purchase contracts, including contracts obligating holders to purchase from, or to sell to, us, and obligating us to sell to, or to purchase from, the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates. The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The applicable prospectus supplement will describe the terms of the purchase contracts, including, if applicable, collateral or depositary arrangements.
Units
We may issue units consisting of one or more purchase contracts and beneficial interests in any of our securities described in the applicable prospectus supplement, securing the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the purchase contracts. The applicable prospectus supplement will describe the terms of the units, including, if applicable, collateral or depositary arrangements.
Guarantees of Debt Securities
NYSE Holdings may fully and unconditionally guarantee the debt securities of ICE. The particular terms of NYSE Holdings’ guarantees, if any, of a particular issue of ICE debt securities will be described in the related prospectus supplement. Any guarantees of ICE debt securities will be governed by and construed in accordance with the law of the State of New York.

At the time of an offering and sale of ICE debt securities, this prospectus together with the accompanying prospectus supplement will describe the material terms of the guarantees, if any, of the ICE debt securities being offered.
PLAN OF DISTRIBUTION
We may sell securities from time to time to purchasers directly, through broker-dealers acting as agents, dealers, or underwriters or through a combination of any of those methods of sale or as otherwise described in the applicable prospectus supplement.
The distribution of the securities may be made from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to these prevailing market prices or at negotiated prices.
VALIDITY OF SECURITIES
The validity of the securities offered by this prospectus will be passed upon for us by Sullivan & Cromwell LLP, New York, New York.
EXPERTS
The consolidated financial statements of Intercontinental Exchange, Inc. and subsidiaries appearing in ICE’s Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of ICE’s internal control over financial reporting as of December 31, 2014, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution
The following is a statement of the estimated fees and expenses to be incurred by the registrants in connection with the distribution of the securities registered under this registration statement:

Amount to be paid
SEC registration fee		*
Legal fees and expenses	$	†
Accounting fees and expenses	$	†
Fees and expenses of trustee	$	†
Printing fees	$	†
Miscellaneous	$	†
Total	$	†
__________________________________________

*	Deferred in reliance on Rule 456(b) and 457(r).

†	Estimated expenses are not presently known.

Item 15.	Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law (“DGCL”) permits a corporation to indemnify its directors and officers against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties. The directors or officers must have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, an action only by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability. Section 10.6 of ICE’s bylaws provide for indemnification by ICE of its directors, senior officers and employees to the fullest extent permitted by the DGCL.
Section 18-103 of the Delaware Limited Liability Company Act provides that a limited liability company may indemnify any member or manager or other person against any and all claims and demands whatsoever, subject to any standards and restrictions set forth in its limited liability company agreement. NYSE Holdings’ Seventh Amended and Restated Limited Liability Company Agreement (“LLC Agreement”) provides that a manager of NYSE Holdings shall not be liable to NYSE Holdings or ICE, its sole member, for monetary damages for breach of fiduciary duty as a manager of NYSE Holdings, except to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware Limited Liability Company Act as currently in effect or as the same may be amended. Article XV of NYSE Holdings’ LLC Agreement provides for indemnification by NYSE Holdings of its managers, legal representatives, officers, employees or agents, and anyone acting in such capacity of another corporation or of a partnership, joint venture, trust or other enterprise at the request of NYSE Holdings, including service with respect to employee benefit plans, to the fullest extent authorized by the Delaware Limited Liability Company Act. To the fullest extent permitted by applicable law, expenses (including legal and other professional service fees) incurred by a person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by NYSE Holdings prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by NYSE Holdings of an undertaking by or on behalf of such person to repay such amount if it shall be determined that such person is not entitled to be indemnified as authorized in the LLC Agreement.
Section 102(b)(7) of the DGCL permits a corporation to provide in its charter that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for payments of unlawful dividends or unlawful stock purchases or redemptions, or (4) for any transaction from which the director derived an improper personal benefit. ICE’s certificate provides for such limitation of liability.
ICE maintains standard policies of insurance under which coverage is provided (1) to their directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (2) to ICE with respect to payments which may be made by them to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 16.	Exhibits

(a)	The following exhibits are filed herewith or incorporated herein by reference unless otherwise indicated:

Exhibit No.	Description of Document
1.1	Form of Underwriting Agreement for debt securities.*
1.2	Form of Underwriting Agreement for preferred stock and/or depositary shares.*
1.1	Form of Underwriting Agreement for common stock.*
3.1
Second Amended and Restated Certificate of Incorporation of Intercontinental Exchange, Inc. (incorporated by reference to Exhibit 3.1 to Intercontinental Exchange, Inc.’s Current Report on Form 8-K filed with the SEC on May 27, 2015, File No. 001-36198).

3.2
Fifth Amended and Restated Bylaws of Intercontinental Exchange, Inc. (incorporated by reference to Exhibit 3.2 to Intercontinental Exchange, Inc.’s Current Report on Form 8-K filed with the SEC on May 27, 2015, File No. 001-36198).

4.1
Form of Senior Debt Securities Indenture among Intercontinental Exchange, Inc., as issuer, the guarantors named therein, and Wells Fargo Bank, National Association, as trustee (including form of senior debt securities and form of guarantees).

4.2
Form of Subordinated Debt Securities Indenture among Intercontinental Exchange, Inc., as issuer, the guarantors named therein, and Wells Fargo Bank, National Association, as trustee (including form of subordinated debt securities and form of guarantees).

4.3	Form of Specimen Common Stock certificate.*
4.4	Form of Specimen Preferred Stock certificate.*
4.5	Form of Deposit Agreement, including form of Depositary Receipt.*

4.6	Form of Warrant Agreement.*
4.7	Form of Unit Agreement, including form of Unit.*
5.1	Opinion of Sullivan & Cromwell LLP regarding the validity of the securities being registered.
12.1	Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.3	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on signature pages).
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association for senior debt securities.
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association for subordinated debt securities.

*	To be filed as an amendment or as an exhibit to a Current Report on Form 8-K in connection with a specific offering and incorporated herein by reference.

Item 17.	Undertakings
The undersigned Registrants hereby undertake:
(1)    to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)    each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    that, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;
(iii)    the portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and
(iv)    any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.
(6)    that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and,

where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 6th day of August, 2015.
INTERCONTINENTAL EXCHANGE, INC.

By:	/s/ Scott A. Hill Name: Scott A. Hill Title: Chief Financial Officer
The undersigned directors and officers do hereby constitute and appoint Jeffrey C. Sprecher, Scott A. Hill and Dean S. Mathison and any of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933 (the “Act”) and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments or any other registration statement filed pursuant to the provisions of Rule 462(b) under the Act); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 6th day of August, 2015.

Signature	Title

/s/ Jeffrey C. Sprecher (Jeffrey C. Sprecher)	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ Scott A. Hill (Scott A. Hill)	Chief Financial Officer (Principal Financial Officer)

/s/ Dean S. Mathison (Dean S. Mathison)	Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)

/s/ Charles R. Crisp (Charles R. Crisp)	Director

/s/ Jean-Marc Forneri (Jean-Marc Forneri)	Director

/s/ Fredrick W. Hatfield (Fredrick W. Hatfield)	Director

/s/ Terrence F. Martell (Terrence F. Martell)	Director

/s/ Sir Callum McCarthy (Sir Callum McCarthy)	Director

/s/ Sir Robert Reid (Sir Robert Reid)	Director

/s/ Frederic V. Salerno (Frederic V. Salerno)	Director

/s/ Judith A. Sprieser (Judith A. Sprieser)	Director

/s/ Vincent Tese (Vincent Tese)	Director

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 6th day of August, 2015.
NYSE HOLDINGS LLC

By:	/s/ Jeffrey C. Sprecher Name: Jeffrey C. Sprecher Title: Authorized Person
The undersigned directors and officers do hereby constitute and appoint Jeffrey C. Sprecher, Scott A. Hill and Dean S. Mathison and any of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933 (the “Act”) and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments or any other registration statement filed pursuant to the provisions of Rule 462(b) under the Act); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 6th day of August, 2015.

Signature	Title

/s/ Jeffrey C. Sprecher (Jeffrey C. Sprecher)	(Principal Executive Officer)

/s/ Scott A. Hill (Scott A. Hill)	(Principal Financial Officer)

/s/ Dean S. Mathison (Dean S. Mathison)	(Principal Accounting Officer)

INTERCONTINENTAL EXCHANGE, INC.,
as sole member
/s/ Scott A. Hill
Name:    Scott A. Hill
Title:    Chief Financial Officer